AMENDED AND RESTATED

BY-LAWS

OF

ELLSWORTH GROWTH AND INCOME FUND LTD.

TABLE OF CONTENTS           Page

ARTICLE I Shareholder Meetings 6
Section 1.1 Chairman 6
Section 1.2 Voting 6
Section 1.3 Fixing Record Dates 7
Section 1.4 Inspectors of Election 7
Section 1.5 Special Meetings of Shareholders 7
Section 1.6 Place of Meetings 9
Section 1.7 Notice of Meetings 9
Section 1.8 Nature of Business at Annual Meetings of
Shareholders 9
Section 1.9 Nomination of Trustees 12
Section 1.10 Conduct of Meetings 17
Section 1.11 Quorum. 18
Section 1.12 Postponements; Adjournments 18
Section 1.13 Shareholder Action by Written Consent. 19
ARTICLE II Trustees 19
Section 2.1 Annual and Regular Meetings 19
Section 2.2 Quorum. 19
Section 2.3 Chairman; Records 19
Section 2.4 Qualification 19
Section 2.5 Governance 23
ARTICLE III Officers 23
Section 3.1 Officers of the Fund 23
Section 3.2 Election and Tenure 23
Section 3.3 Removal of Officers 23
Section 3.4 Bonds and Surety 23
Section 3.5 President and Vice Presidents 23
Section 3.6 Secretary 24
Section 3.7 Treasurer 24
Section 3.8 Chief Compliance Officer 24
Section 3.9 Other Officers and Duties 25
ARTICLE IV Miscellaneous 25
Section 4.1 Depositories 25
Section 4.2 Resident Agent 25
Section 4.3 Signatures 25
Section 4.4 Seal 25
Section 4.5 Disclosure of Holdings 25
Section 4.6 Governing Law 25
Section 4.7 Provisions in Conflict with Law or
Regulation 26
ARTICLE V Share Transfers 26
Section 5.1 Transfer Agents, Registrars and the Like
26
Section 5.2 Transfer of Shares 26
Section 5.3 Register of Shares 27
Section 5.4 Registered Shareholders 27
Section 5.5 Notices 27
ARTICLE VI Indemnification of Trustees 27
Section 6.1 Mandatory Indemnification. 27
Section 6.2 No Duty of Investigation; Notice in Fund
Instruments, etc. 29
Section 6.3 Reliance on Experts, etc. 29
Section 6.4 Amendment, Repeal or Modification. 29
ARTICLE VII Amendment of By-Laws 29
Section 7.1 Amendment and Repeal of By-Laws 29


ELLSWORTH GROWTH AND INCOME FUND LTD.
AMENDED AND RESTATED BY-LAWS
            These Amended & Restated By-Laws are made and adopted pursuant to Section 4.1(e) of the Amended and Restated Agreement and Declaration of Trust establishing Ellsworth Growth and Income Fund Ltd. (the "Fund"), dated as of January 16, 2006, as amended as of January 20, 2015, as further amended as of September 9, 2015, and as from time to time further amended (hereinafter called the "Declaration"). All words and terms capitalized in these By-Laws and not defined herein shall have the meaning or meanings set forth for such words or terms in the Declaration.
            Definitions. As used in these By-Laws, the following terms shall have the meanings ascribed to them:
            "12(d) Holder" shall have the meaning set forth in
Section 2.4(a)(xiii) of Article II of these By-Laws.
            "1940 Act" shall mean the Investment Company Act of 1940 and the rules and regulations promulgated thereunder.
            "5% Holder" shall have the meaning set forth in
Section 2.4(a)(ix) of Article II of these By-Laws.
            "beneficial owner" of a security shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise (A) has or shares: (1) voting power which includes the power to vote, or to direct the voting of, such security; and/or, (2) investment power which includes the power to dispose, or to direct the disposition, of such security or (B) owns, controls or holds with power to vote such security. A person shall be deemed to be the beneficial owner of shares if that person has the right to acquire beneficial ownership of such shares at any time whether or not within sixty days. "Beneficially own," "own beneficially" and related terms shall have correlative meaning.
            "Board of Trustees" shall have the meaning set forth in Section 1.1 of Article I of these By-Laws.
            "By-Laws" shall mean these By-Laws of the Fund as amended or restated from time to time by the Trustees.
            "Cause" shall mean that a Trustee has been found, in a final determination, to have engaged in gross negligence, willful misconduct or fraud, to have committed a material breach of the Declaration or to have been convicted of a felony. For purposes of this definition, "final determination" means (i) a determination set forth in a binding settlement agreement signed by the Trustee alleged to have committed an act arguably justifying removal, (ii) if judicial relief is permitted hereunder, a final judicial determination, not subject to further appeal, by a court of competent jurisdiction, or (iii) if arbitration is required by applicable law, a final arbitral determination not subject to further review.
            "Chairman" shall have the meaning set forth in Section
1.1 of Article I of these By-Laws.
            "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
            "control" shall mean the power to exercise a controlling influence over a person, which in the case of a company means the power to exercise a controlling influence over the management or policies of such company, unless such power is solely the result of an official position with such company.
            "control relationship" with respect to any person shall mean control over such person, being controlled by such person or being under common control with such person.
            "director" shall mean any director of a corporation or any person performing similar functions with respect to any organization, whether incorporated or unincorporated, including any natural person who is a member of a board of trustees of any organization that is a statutory or common-law trust.
            "Disclosable Relationship" with respect to another person means (A) the existence at any time during the current calendar year or at any time within the two most recently completed calendar years of any agreement, arrangement, understanding or practice, including the sharing of information, decisions or actions, of a person with such other person with respect to the Fund or Shares, (B) the beneficial ownership of securities of any person known by such person to beneficially own Shares and of which such person knows such other person also beneficially owns any securities, (C) sharing beneficial ownership of any securities with such other person, (D) being an immediate family member of such other person, (E) the existence at any time during the current calendar year or at any time within the two most recently completed calendar years of a material business or professional relationship with such other person or with any person of which such other person is a 5% Holder, officer, director, general partner, managing member or employee or (F) controlling, being controlled by or being under common control with such other person.
            "Disinterested Non-Party Trustees" shall have the meaning set forth in Section 6.1(b) of Article VI of these By-Laws.
            "Exchange Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.
            "Fund Property" shall mean as of any particular time, any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Fund or the Trustees in any such capacity."
            "immediate family member" shall mean any parent, child, spouse, spouse of a parent, spouse of a child, brother or sister (including step and adoptive relationships).
            "Independent Trustee" shall mean a Trustee that is not an "interested person," as defined in Section 2(a)(19) of the 1940 Act, of the Fund.
            "investment fund" shall have the meaning set forth in
Section 2.4(a)(iii) of Article II of these By-Laws.
            "nominated or seated" shall have the meaning set forth in Section 2.4(a) of Article II of these By-Laws.
            "person" shall mean and include natural persons, corporations, partnerships, trusts, limited liability companies, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.
            "Prohibited Conduct" shall have the meaning set forth in Section 2.4(a)(v) of Article II of these By-Laws.
            "Proposed Nominee" shall have the meaning set forth in
Section 1.9(d)(i) of Article I of these By-Laws.
            "Proposed Nominee Associate" of any Proposed Nominee shall mean any person who has a Disclosable Relationship with such Proposed Nominee.
            "proxy access rules" shall have the meaning set forth in Section 1.9(g) of Article I of these By-Laws.
            "Public disclosure" shall have the meaning set forth in Section 1.8(c) of Article I of these By-Laws.
            "SEC" shall mean the U.S. Securities and Exchange
Commission.
            "Shareholder Associate" of any beneficial or record shareholder of Shares shall mean any person who has a Disclosable Relationship with such beneficial or record shareholder.
            "Shares" shall mean the units of beneficial interest into which the beneficial interests in the Fund shall be divided from time to time, including any preferred units of beneficial interest, which may be issued from time to time, as described herein. All references to Shares shall be deemed to be Shares of any or all series or classes as the context may require.
            "special meeting in lieu of an annual meeting" shall mean a special meeting called by Trustees for the purpose of removing Trustees in accordance with Section 1.5 of Article I of these By-Laws.
            "Special Meeting Request" shall have the meaning set forth in Section 1.5(b) of Article I of these By-Laws.
            "Trustee" shall have the meaning set forth in Section
1.1 of Article I of these By-Laws.



ARTICLE I

SHAREHOLDER MEETINGS
            Section 1.1	Chairman.  Except as otherwise provided
in Section 1.10 of these By-Laws, the chairman (the "Chairman")
of the Board of Trustees of the Fund (the "Board of Trustees,"
and each member thereof, a "Trustee"), if any, shall act as
chairman at all meetings of the shareholders; in the Chairman's absence, the Trustee or Trustees present at each meeting may elect a temporary chairman for the meeting, who may be one of themselves.
            Section 1.2	Voting.
                  (a)	As provided in the Declaration, shareholders
shall have no power to vote on any matter except as provided in or pursuant to Article VI of the Declaration.
                  (b)	When a quorum is present at any meeting, the
vote of the holders of a majority of the Shares cast shall
decide any question brought before such meeting, unless the
question is one on which, by express provision of applicable law, the Declaration, these By-Laws, or applicable contract, a
different vote is required, in which case such express provision shall govern and control the decision of such question.
                  (c)	All meetings of shareholders for the purpose
of electing Trustees shall be held on such date and at such time as shall be designated from time to time by the Trustees and stated in the notice of the meeting, at which the shareholders shall elect by a plurality vote any number of Trustees as the notice for such meeting shall state are to be elected, and
transact such other business as may properly be brought before the meeting.
                  (d)	Where a separate vote of one or more classes
or series of Shares is required on any matter:  (i) if the vote is for the election of one or more Trustees, the affirmative vote of a plurality of the Shares of such class or classes or series or series present in person or represented by proxy and entitled to vote for such Trustee or the Trustees shall be the act of the shareholders of such class or classes or series or series with respect to the election of such Trustee or Trustees;
and (ii) if the vote is for any other matter, the affirmative vote of a majority of the Shares of such class or classes or series or series present in person or represented by proxy and entitled to vote on such other matter, or such higher vote as may be required by the Declaration, shall be the act of the shareholders of such class or classes or series or series with respect to such other matter, in each case at any meeting at which a quorum is present with respect to the vote on the
election of such Trustee(s) or such other matter.
                  (e)	At any meeting of shareholders, any holder
of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other
officer or agent of the Fund as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers or employees of the Trust or its investment adviser, with power of substitution. Only shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and each fractional Share shall be entitled to a vote equal to its fraction of a full Share. When any Share is held jointly by several persons, any one of them may vote at any
meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be
received in respect of such Share. A proxy purporting to be
given by or on behalf of a shareholder of record on the record date for a meeting shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity
shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the
charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. The Trustees shall have the authority to make and modify from time to time regulations regarding the validity of proxies. In addition to signed proxies, such regulations may authorize facsimile, telephonic, Internet and other methods of appointing a proxy that are subject to such supervision by or under the direction of the Trustees as the
Trustees shall determine.
            Section 1.3	Fixing Record Dates.  For the purpose
of determining the shareholders who are entitled to notice of or to vote or act at any meeting, including any adjournment thereof, or who are entitled to participate in any dividends, or for any other proper purpose, the Trustees may from time to time,
without closing the transfer books, fix a record date not more than 100 days prior to the date of such meeting of shareholders, the payment of such dividend or such other referenced event.  If the Trustees do not prior to any meeting of shareholders so fix a record date or close the transfer books, then the date on
which mailing of notice of the meeting is commenced or the date upon which the dividend resolution is adopted, as the case may be, shall be the record date.
            Section 1.4	Inspectors of Election.  In advance of
any meeting of shareholders, the Trustees may appoint inspectors of election to act at the meeting or any adjournment thereof. If inspectors of election are not so appointed, the Chairman, if any, of any meeting of shareholders may appoint inspectors of election of the meeting. The number of inspectors shall be
either one or three.  In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman. The inspectors of election shall determine the
number of Shares outstanding, the Shares represented at the
meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the Chairman, if any, of the meeting, the inspectors of election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.
            Section 1.5	Special Meetings of Shareholders.
                  (a)	Special meetings of shareholders may be
called only by the Board of Trustees (or any duly authorized committee); provided, however, that the Trustees shall call a meeting of the shareholders solely for the purpose of removing one or more Trustees for Cause, when requested in writing to do so by the record holders of not less than ten percent of the outstanding Shares of the Fund, and such requesting shareholder(s) shall have provided all information herein
required and the Board of Trustees shall have determined such request is valid.  Only such business shall be conducted at a special meeting or a special meeting in lieu of an annual
meeting as shall be specified in the notice of meeting (or any supplement thereto). In fixing a date for any special meeting, the Board of Trustees (or any duly authorized committee) may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Trustees to call an annual meeting or a special meeting.  The vote required for the removal of any
Trustee at any meeting of shareholders shall be as set forth in the Declaration.
                  (b)	Any shareholder(s) of record seeking to
request a special meeting shall send written notice to the
Secretary (the "Special Meeting Request") by registered mail, return receipt requested, requesting the Secretary to call a special meeting.  Proof of the requesting shareholder's
ownership of Shares at the time of giving the Special Meeting
Request must accompany the requesting shareholder's Special
Meeting Request.  The Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at the meeting, shall be signed by one or more shareholders of record (or their duly authorized agents), shall bear the date of signature of each requesting shareholder (or its duly
authorized agent) signing the Special Meeting Request and shall set forth all information that each such shareholder of record and, with respect to the beneficial owners of Shares on whose behalf such request is being made, each such beneficial owner of
Shares would be required to disclose in a proxy statement or other filings required to be made in connection with
solicitations of proxies with respect to the proposed business to be brought before the meeting pursuant to Section 14 of the
Exchange Act, as well as additional information required by
Section 1.8(d) of Article I of these By-Laws.  Upon receiving the Special Meeting Request, the Trustees may in their
discretion fix a date for the special meeting in lieu of an
annual meeting, which need not be the same date as that
requested in the Special Meeting Request.
                  (i)	The shareholder(s) of record providing
notice of business proposed to be brought before a special
meeting in lieu of an annual meeting shall further update
and supplement such notice, if necessary, so that the
information provided or required to be provided in such
notice pursuant to this Section 1.5 shall be true and
correct as of the record date for determining the
shareholders entitled to receive notice of the special
meeting in lieu of an annual meeting and such update and
supplement shall be delivered to or be mailed and received
by the Secretary at the principal executive offices of the
Fund not later than five (5) business days after the record
date for determining the shareholders entitled to receive
notice of the special meeting in lieu of an annual meeting.
                  (ii)	The Board of Trustees shall determine
the validity of any purported Special Meeting Request
received by the Secretary.
                  (iii)	Within ten (10) days after
determination that a Special Meeting Request is valid, the
Secretary shall inform the requesting shareholders of the
reasonably estimated cost of preparing and mailing the
notice of meeting (including the Fund's proxy materials).
The Secretary shall not be required to call a special
meeting in lieu of an annual meeting upon receipt of a
valid Special Meeting Request and such meeting shall not be
held unless the Secretary receives payment of such
reasonably estimated cost prior to the mailing of any
notice of the meeting.
                  (c)	No business shall be conducted at a special
meeting or special meeting in lieu of an annual meeting of
shareholders except business brought before any such meeting in accordance with the procedures set forth in this Section 1.5 of this Article I.  If the chair of a special meeting or special meeting in lieu of an annual meeting determines that business was not properly brought before such meeting in accordance with the foregoing procedures, the chair shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
                  (d)	Nothing contained in this Section 1.5 of
this Article I shall be deemed to affect any rights of
shareholders to request inclusion of proposals in the Fund's proxy statement pursuant to Rule 14a-8 under the Exchange Act
(or any successor provision of law).
            Section 1.6	Place of Meetings.  Any shareholder
meeting, including any special meeting, shall be held within or without the state in which the Fund was formed at such place, date and time as the Trustees shall designate.
            Section 1.7	Notice of Meetings.  Written notice of
all meetings of shareholders, stating the place, date and time of the meeting, shall be given by the Secretary by mail to each shareholder of record entitled to vote thereat at its registered address, mailed at least ten (10) days and not more than sixty
(60) days before the meeting or otherwise in compliance with applicable binding law.  Such notice will also specify the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting.
            Section 1.8	Nature of Business at Annual Meetings
of Shareholders.
                  (a)	Only such business (other than nominations
for election to the Board of Trustees, which must comply with the provisions of Section 1.9 of this Article I) may be
transacted at an annual meeting of shareholders as is either:
                  (i)	specified in the notice of meeting (or
any supplement thereto) given by or at the direction of the
Board of Trustees (or any duly authorized committee
thereof),
                  (ii)	otherwise properly brought before the
annual meeting by or at the direction of the Board of
Trustees (or any duly authorized committee thereof), or
                  (iii)	otherwise properly brought before
the annual meeting by any shareholder of record of the Fund:
                  (A)	who is a shareholder of record on
the date such shareholder gives the notice provided
for in this Section 1.8 of this Article I and on the
record date for the determination of shareholders
entitled to notice of and to vote at such annual
meeting; and
                  (B)	who complies with the notice
procedures set forth in this Section 1.8 of this
Article I.
                  (b)	In addition to any other applicable
requirements, for business to be properly brought before an
annual meeting by a shareholder, such shareholder of record must have given timely notice thereof in proper written form to the Secretary of the Fund.
                  (c)	To be timely, a record shareholder's notice
to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Fund not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the anniversary date of the
immediately preceding annual meeting of shareholders; provided, however, that in the event that an annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the shareholder of record in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; provided further, however, that such notice for the Fund's 2016 annual meeting of shareholders shall be delivered to the Secretary at the principal executive offices of the Fund neither earlier than the close of business on the one hundred and twentieth (120th) day prior to the Fund's 2016 annual meeting nor later than the close of business on the later of (i) the ninetieth (90th) day prior to the Fund's 2016 annual meeting or (ii) the tenth (10th) day following the day on which such notice of the date of the Fund's 2016 annual meeting was mailed or such public disclosure of the date of the Fund's 2016 annual meeting was made (whichever first occurs).  "Public
disclosure" shall mean disclosure (i) in a press release
reported by the Dow Jones News Service, Associated Press,
Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Fund with the SEC pursuant to the Exchange Act.  In no event shall the adjournment or postponement of an annual meeting, or the public  announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a record shareholder's notice as described above.
                  (d)	To be in proper written form, a record
shareholder's notice to the Secretary must set forth the
following information:
                  (i)	as to each matter such shareholder of
record proposes to bring before the annual meeting, a brief
description of the business desired to be brought before
the annual meeting and the reasons for conducting such
business at the annual meeting, and
                  (ii)	as to the record shareholder giving
notice and each beneficial owner, if any, on whose behalf
such notice is being given,
                  (A)	the name and address of each such
person and of each Shareholder Associate of each such
person;
                  (B)	(1)  the class or series and
number of all Shares which are owned beneficially or
of record by each such person and each Shareholder
Associate of each such person,
                  (2)	whether and the extent to
which any derivative instrument, swap, option,
warrant, short interest, hedge or profit interest
or other transaction has been entered into by or
on behalf of any such person, or any Shareholder
Associate of any such person, with respect to
Shares, and
                  (3)	whether and the extent to
which any other transaction, agreement,
arrangement or understanding (including any short
position or any borrowing or lending of Shares)
has been made by or on behalf of any such person,
or any Shareholder Associate of any such person,
where the effect or intent of any of the
foregoing is to mitigate loss to, or to manage
risk or benefit of Share price changes for, any
such person, or any Shareholder Associate of any
such person, or to increase or decrease the
voting power or pecuniary or economic interest of
any such person, or any Shareholder Associate of
any such person, with respect to Shares;
                  (C)	a description of all agreements,
arrangements, or understandings (whether written or
oral) between or among any such person, or any
Shareholder Associate of any such person, and any
other person or persons (including their names) in
connection with the proposal of such business and any
material interest of such person or any Shareholder
Associate of any such person, in such business,
including any anticipated benefit therefrom to such
person, or any Shareholder Associate of any such
person;
                  (D)	a description of all commercial
and professional relationships and transactions
between or among any such person, or any Shareholder
Associate of any such person, and any other person or
persons known to such person or Shareholder Associate
to have a material interest in the matter that is the
subject of such notice;
                  (E)	all information relating to each
such person and each Shareholder Associate of each
such person that would be required to be disclosed in
a proxy statement or other filing required to be made
in connection with the solicitation of proxies by any
such person with respect to the proposed business to
be brought by any such person before the annual
meeting pursuant to Section 14 of the Exchange Act;
and
                  (F)	a representation that the
shareholder of record giving notice intends to appear
in person or by proxy at the annual meeting to bring
such business before the meeting.
                  (e)	A shareholder of record providing notice of
business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such
notice pursuant to this Section 1.8 of this Article I shall be true and correct as of the record date for determining the
shareholders entitled to receive notice of the annual meeting and such update and supplement shall be delivered to or be
mailed and received by the Secretary at the principal executive offices of the Fund not later than five (5) business days after the record date for determining the shareholders entitled to receive notice of the annual meeting.
                  (f)	No business (other than nominations for
election to the Board of Trustees, which must comply with the provisions of Section 1.9 of this Article I) shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 1.8 of this Article I.  If the chair of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing
procedures, the chair shall declare to the meeting that the
business was not properly brought before the meeting and such business shall not be transacted at the meeting.
                  (g)	Nothing contained in this Section 1.8 of
this Article I shall be deemed to affect any rights of
shareholders to request inclusion of proposals in the Fund's proxy statement pursuant to Rule 14a-8 under the Exchange Act
(or any successor provision of law).
                  (h)	If information submitted pursuant to this
Section 1.8 of this Article I by any shareholder proposing to bring a matter before the annual meeting shall be inaccurate or incomplete in any material respect, such information may be deemed not to have been provided, and the notice in respect of which such information is required by this Section 1.8 may be deemed not to have been made, in accordance with this Section
1.8 of this Article I. Any such shareholder shall notify the
Fund of any inaccuracy or incompleteness (within two business days of becoming aware of such inaccuracy or change) in any such information.
            Section 1.9	Nomination of Trustees.
                  (a)	Only persons who are nominated in accordance
with the following procedures shall be eligible for election as Trustees of the Fund. Nominations of persons for election to the Board of Trustees may be made only at any annual meeting of shareholders, except to the extent otherwise required by the
1940 Act:
                  (i)	by or at the direction of the Board of
Trustees (or any duly authorized committee thereof), or
                  (ii)	by any shareholder(s) of record of the
Fund:
                  (A)	who is a shareholder or are
shareholders of record on the date such shareholder(s)
give the notice provided for in this Section 1.9 of
this Article I and on the record date for the
determination of shareholders entitled to notice of
and to vote at such annual meeting; and
                  (B)	who complies or comply with the
notice procedures set forth in this Section 1.9 of
this Article I.
                  (b)	In addition to any other applicable
requirements, for a nomination to be made by one or more
shareholder(s) of record, such shareholder(s) must have given timely notice thereof in proper written form to the Secretary of the Fund.
                  (c)	To be timely, a record shareholder's notice
to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Fund:
                  (i)	in the case of an annual meeting, not
less than one hundred and twenty (120) days nor more than
one hundred and fifty (150) days prior to the anniversary
date of the immediately preceding annual meeting of
shareholders; provided, however, that in the event that an
annual meeting is called for a date that is not within
twenty-five (25) days before or after such anniversary date, notice by the shareholder of record in order to be timely
must be so received not later than the close of business on
the tenth (10th) day following the day on which such notice
of the date of the annual meeting was mailed or such public
disclosure of the date of the annual meeting was made,
whichever first occurs; provided further, however, that
such notice for the Fund's 2016 annual meeting of
shareholders shall be delivered to the Secretary at the
principal executive offices of the Fund neither earlier
than the close of business on the one hundred and twentieth
(120th) day prior to the Fund's 2016 annual meeting nor
later than the close of business on the later of (i) the
ninetieth (90th) day prior to the Fund's 2016 annual
meeting or (ii) the tenth (10th) day following the day on
which such notice of the date of the Fund's 2016 annual
meeting was mailed or such public disclosure of the date of
the Fund's 2016 annual meeting was made (whichever first
occurs); and
                  (ii)	in no event shall the adjournment or
postponement of an annual meeting, or the public
announcement of such an adjournment or postponement,
commence a new time period (or extend any time period) for
the giving of notice as described above.
                  (d)	To be in proper written form, a notice from
one or more record  shareholders to the Secretary must set forth the following information:
                  (i)	as to each person whom the shareholder
of record proposes to nominate for election as a Trustee (a
"Proposed Nominee") and each Proposed Nominee Associate of
each such person:
                  (A)	the name, age, business address
and residence address of such Proposed Nominee and of
each Proposed Nominee Associate of such Proposed
Nominee;
                  (B)	the principal occupation or
employment of such Proposed Nominee;
                  (C)	(1)  the number of shares of each
class or series of Shares which are owned beneficially
or of record, directly or indirectly, by such Proposed
Nominee and each Proposed Nominee Associate of such
Proposed Nominee, and the name and address of the
record holder(s) of such Shares (if different than the
beneficial owner(s)) as they appear on the records of
the Fund,
                  (2)	whether and the extent to
which any derivative instrument, swap, option,
warrant, short interest, hedge or profit interest
or other transaction has been entered into by or
on behalf of such Proposed Nominee, or by or on
behalf of any Proposed Nominee Associate of such
Proposed Nominee, with respect to Shares,
                  (3)	whether and the extent to
which any other transaction, agreement,
arrangement or understanding (including any short
position or any borrowing or lending of Shares)
has been made by or on behalf of such Proposed
Nominee, or any Proposed Nominee Associate, where
the effect or intent of any of the foregoing is
to mitigate loss to, or to manage risk or benefit
of share price changes for, such Proposed Nominee,
or any Proposed Nominee Associate of such
Proposed Nominee, or to increase or decrease the
voting power or pecuniary or economic interest of
such Proposed Nominee, or any Proposed Nominee
Associate of such Proposed Nominee, with respect
to the Shares,
                  (4)	a description of all
agreements, arrangements, or understandings
(whether written or oral) between such Proposed
Nominee, and any Proposed Nominee Associate of
such Proposed Nominee, and any material interest
of such Proposed Nominee Associate, in such
nomination, including any anticipated benefit
therefrom to such Proposed Nominee Associate,
                  (5)	a description of all
commercial and professional relationships and
transactions between or among such Proposed
Nominee, or any Proposed Nominee Associate, and
any other person or persons known to such person
or Proposed Nominee Associate to have a material
interest in such nominations,
                  (6)	a representation as to
whether such Proposed Nominee is an "interested
person," as defined under Section 2(a)(19) of the
1940 Act, of the Fund and sufficient information
about the Proposed Nominee to permit counsel to
the Fund to confirm such representation,
including information with respect to each
relationship set forth in Section 2(a)(19) of the
1940 Act which may cause such Proposed Nominee to
be an interested person of the Fund or a
representation that no such relationship exists,
and
                  (7)	all information necessary to
establish that the Proposed Nominee satisfies the
Trustee qualifications as set out in Section 2.4
of Article II of these By-Laws;
                  (D)	all information relating to such
Proposed Nominee and each Proposed Nominee Associate
of such Proposed Nominee that would be required to be
disclosed in a proxy statement or other filings
required to be made in connection with solicitations
of proxies for election of Trustees in an election
contest pursuant to Section 14 of the Exchange Act
(even if an election contest is not involved); and
                  (ii)	as to each shareholder of record giving
the notice, and each beneficial owner, if different than
the shareholder of record, on whose behalf the nomination
is being made,
                  (A)	the name and record address of
such person and of each Shareholder Associate of each
such person;
                  (B)	(1)  the number of shares of each
class or series of Shares which are owned beneficially
or of record, directly or indirectly, by such person
and each Shareholder Associate of such person,
                  (2)	whether and the extent to
which any derivative instrument, swap, option,
warrant, short interest, hedge or profit interest
or other transaction has been entered into by or
on behalf of such person, or by or on behalf of
any Shareholder Associate, with respect to Shares,
and
                  (3)	whether and the extent to
which any other transaction, agreement,
arrangement or understanding (including any short
position or any borrowing or lending of Shares)
has been made by or on behalf of such person, or
by or on behalf of any Shareholder Associate of
such person, when the effect or intent of any of
the foregoing being is to mitigate loss to, or to
manage risk or benefit of Share price changes for,
such person, or any Shareholder Associate of such
person, or to increase or decrease the voting
power or pecuniary or economic interest of such
person, or any Shareholder Associate of such
person, with respect to Shares;
                  (C)	a description of all agreements,
arrangements, or understandings (whether written or
oral) between such person, and any Shareholder
Associate of such person, and any Proposed Nominee or
any other person or persons (including their names)
pursuant to which the nomination(s) are being made by
such person, and any material interest of such person,
and any Shareholder Associate, in such nomination,
including any anticipated benefit therefrom to such
person, and any Shareholder Associate of such person;
                  (D)	a description of all commercial
and professional relationships and transactions
between or among any such person, or any Shareholder
Associate of any such person, and any other person or
persons known to such person or Shareholder Associate
to have a material interest in such nomination;
                  (E)	all information relating to such
person and each Shareholder Associate of such person
that would be required to be disclosed in a proxy
statement or other filings required to be made in
connection with the solicitation of proxies for
election of Trustees in an election contest pursuant
to Section 14 of the Exchange Act (even if an election
contest is not involved);
                  (F)	a representation that the
shareholder(s) giving notice intends to appear in
person or by proxy at the annual meeting to nominate
the person(s) named in the notice.
                  (iii)	Such notice must be accompanied by
a certificate executed by the Proposed Nominee certifying
that such Proposed Nominee (a) is not, and will not become
a party to, any agreement, arrangement or understanding
with any person or entity other than the Fund in connection
with service or action as a Trustee of the Fund that has
not been disclosed to the Fund, (b) will serve as a Trustee
of the Fund if elected, and (c) satisfies the Trustee
qualifications as set out in Section 2.4 of Article II of
these By-Laws.
                  (e)	A shareholder or shareholders of record
providing notice of any nomination proposed to be made at an annual meeting shall further update and supplement such notice, if necessary, so that:
                  (i)	the information provided or required to
be provided in such notice pursuant to this Section 1.9 of
this Article I shall be true and correct as of the record
date for determining the shareholders entitled to receive
notice of the annual meeting, and such update and
supplement shall be delivered to or be mailed and received
by the Secretary at the principal executive offices of the
Fund not later than five (5) business days after the record
date for determining the shareholders entitled to receive
notice of such annual meeting; and
                  (ii)	any subsequent information reasonably
requested by the Board of Trustees to determine that the
Proposed Nominee has met the Trustee qualifications as set
out in Section 2.4 of Article II is provided, and such
update and supplement shall be delivered to or be mailed
and received by the Secretary at the principal executive
offices of the Fund not later than five (5) business days
after the request by the Board of Trustees for subsequent
information regarding Trustee qualifications has been
delivered to or mailed and received by such shareholder of
record, or group of shareholders of record, providing
notice of any nomination.
                  (f)	No person shall be eligible for election as
a Trustee of the Fund unless nominated in accordance with the procedures set forth in this Section 1.9 of this Article I. If the chair of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chair
shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
                  (g)	Notwithstanding any provision of this
Section 1.9 of this Article I to the contrary, a nomination of persons for election to the Board of Trustees may be submitted for inclusion in the Fund's proxy materials to the extent
required by rules adopted from time to time by the SEC providing for such nominations and inclusion and interpretations thereof
("proxy access rules"), and, if such nomination is submitted under the proxy access rules, such submission:
                  (i)	in order to be timely, must be
delivered to, or be mailed and received by, the Secretary
at the principal executive offices of the Fund no later
than 120 calendar days before the anniversary of the date
that the Fund mailed (or otherwise disseminated) its proxy
materials for the prior year's annual meeting (or such
other date as may be set forth in the proxy access rules
for companies without advance notice bylaws);
                  (ii)	in all other respects, must be made
pursuant to, and in accordance with, the terms of the proxy
access rules, as in effect at the time of the nomination,
or any successor rules or regulations of the SEC then in
effect; and
                  (iii)	must provide the Fund with any
other information required by this Section 1.9 of this
Article I, by applicable law, the Declaration or a
resolution of the Trustees for nominations not made under
the proxy access rules, except to the extent that requiring
such information to be furnished is prohibited by the proxy
access rules.  The provisions of this paragraph (g) of this
Section 1.9 of this Article I do not provide shareholders
of the Fund with any rights, nor impose upon the Fund any
obligations, other than the rights and obligations set
forth in the proxy access rules.
                  (h)	If information submitted pursuant to this
Section 1.9 of this Article I by any shareholder proposing a nominee for election as a Trustee shall be inaccurate or
incomplete in any material respect, such information may be
deemed not to have been provided, and the nomination in respect of which such information is required by this Section 1.9 may be deemed not to have been made, in accordance with this Section
1.9 of this Article I. Any such shareholder shall notify the
Fund of any inaccuracy or incompleteness (within two business days of becoming aware of such inaccuracy or change) in any such information.
            Section 1.10	Conduct of Meetings.  The Board of
Trustees of the Fund may adopt by resolution such rules and
regulations for the conduct of any meeting of the shareholders as it shall deem appropriate.  Every meeting of the stockholders shall be conducted by an individual appointed by the Board of
Trustees to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the chairman of the
Board of Trustees, by one of the officers present at the meeting, and if no officer is present, by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy.  In the discretion of the chairman of the meeting selected pursuant to the foregoing provisions of this Section
1.10, the lead Independent Trustee may conduct such meeting of shareholders in lieu of the individual selected pursuant to the foregoing provisions. The Secretary, or, in the Secretary's absence, an Assistant Secretary, or, in the absence of both the Secretary and Assistant Secretaries, an individual appointed by the Board of Trustees or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary of the meeting. In the event that the Secretary presides at a meeting of the stockholders, an Assistant
Secretary, or, in the absence of Assistant Secretaries, an
individual appointed by the Board of Trustees or the chairman of the meeting, shall record the minutes of the meeting.  Except to the extent inconsistent with such rules and regulations as
adopted by the Board of Trustees, the chairman of any meeting of the shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations or
procedures, whether adopted by the Board of Trustees or
prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the meeting shall formally commence; (c) the determination of rules for adjournment of the meeting prior to or after the formal commencement of the meeting; (d) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; (e) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (f) rules and procedures for
maintaining order at the meeting and the safety of those present, including without limitation removing any individual who refuses to comply with meeting procedures; (g) limitations on attendance at and participation in the meeting to shareholders, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (h) restrictions on entry to the meeting after the time fixed for the commencement thereof; (i) limitations on the time allotted to questions or comments by shareholders; (j) the extent to which, if any, other participants are permitted to speak; and (k) removing any shareholder or any other individual who refused to comply with meeting procedures, rules or guidelines as set forth by the
chairman of the meeting.
            Section 1.11	Quorum.
                  (a)	The holders of one-third of the outstanding
Shares of the Fund on the record date present in person or by proxy shall constitute a quorum at any meeting of the
shareholders for purposes of conducting business on which a vote of all shareholders of the Fund is being taken. The holders of one-third of the outstanding Shares of a class or classes on the record date present in person or by proxy shall constitute a quorum at any meeting of the shareholders of such class or
classes for purposes of conducting business on which a vote of shareholders of such class or classes is being taken. The holders of one-third of the outstanding Shares of a series or series on the record date present in person or by proxy shall constitute a quorum at any meeting of the shareholders of such series or series for purposes of conducting business on which a vote of shareholders of such series or series is being taken.
Shares underlying a proxy as to which a broker or other
intermediary states its absence of authority to vote with
respect to one or more matters shall be treated as present for purposes of establishing a quorum for taking action on any such matter only to the extent so determined by the Trustees at or prior to the meeting of shareholders at which such matter is to be considered.
            Section 1.12	Postponements; Adjournments.  The Board
of Trustees may, prior to a meeting of shareholders being
convened, postpone such meeting from time to time to a date not more than one hundred and thirty (130) days after the original record date.  The chairman of any meeting of the shareholders may adjourn the meeting from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which
shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Fund may transact any business which might have been transacted at the original meeting.  Any adjourned meeting may be held as adjourned one or more times without further
notice not later than one hundred and thirty (130) days after the record date.
            Section 1.13	Shareholder Action by Written Consent.
Any action which may be taken by Shareholders by vote may be taken without a meeting if the holders of all of the Shares entitled to vote thereon, except as otherwise set forth in
Section 6.2 of the Declaration, consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.
ARTICLE II

TRUSTEES
            Section 2.1	Annual and Regular Meetings.  Meetings
of the Trustees shall be held from time to time upon the call of the Chairman, if any, the President, the Secretary or any two Trustees. Regular meetings of the Trustees may be held without call or notice and shall generally be held quarterly. Notice of any other meeting shall be mailed or, to the extent permitted by applicable law, transmitted by electronic mail or other form of legally permissible electronic transmission not less than 48 hours before the meeting or otherwise actually delivered orally or in writing not less than 24 hours before the meeting, but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the
meeting has not been lawfully called or convened. Except as required by applicable law, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by written consent.
            Section 2.2	Quorum. A quorum for all meetings of
the Trustees shall be one-third of the Trustees then in office. Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be a majority of the members thereof.  With respect to actions of the Trustees and any committee of the Trustees, Trustees who are not considered Independent Trustees in any action to be taken may be counted for quorum purposes under this Section 2.2 of this Article II and shall be entitled to vote to the extent not prohibited by the 1940 Act.
            Section 2.3	Chairman; Records.  The Chairman, if
any, shall act as chairman at all meetings of the Trustees; in absence of the Chairman, the Trustees present shall elect one of their number to act as temporary chairman. The results of all actions taken at a meeting of the Trustees, or by the written consent of a majority of the Trustees, shall be recorded by the Secretary of the Fund or such other person appointed by the
Board of Trustees as the meeting secretary.
            Section 2.4	Qualification.
                  (a)	After Shares have been publicly offered,
only persons satisfying the following qualification requirements applicable to all Trustees may be nominated, elected, appointed, qualified or seated ("nominated or seated") to serve as a
Trustee unless a majority of the Board of Trustees then in
office shall have determined by resolution that failure to satisfy a particular qualification requirement will not present undue conflicts or impede the ability of the individual to discharge the duties of a Trustee or the free flow of information among Trustees or between the Fund's investment adviser and the Board of Trustees:
                  (i)	An individual nominated or seated as a
Trustee shall be at least twenty-one (21) years of age and
not older than such age as shall be set forth in a written instrument signed or adopted by not less than two-thirds of the Trustees then in office and not under legal disability;
                  (ii)	An individual nominated or seated as a
Trustee shall, at the time the individual is nominated or
seated, serve as a director of no more than 5 companies
having securities registered under the Exchange Act or
treated as public reporting companies under any comparable regulatory regime (investment companies having the same investment adviser or investment advisers in a control relationship with each other shall all be counted as a single company for this purpose);
                  (iii)	Except as set forth in this
Section 2.4 of this Article II, an individual nominated or
seated as a Trustee shall not be an employee, officer,
partner, member, director or record or beneficial owner of
5% or more of any class of securities of (A) any investment adviser or person in a control relationship with such investment adviser (other than the Fund's investment
adviser or any investment adviser in a control relationship
with the Fund's investment adviser), (B) any collective investment vehicle, including the Fund, primarily engaged in the business of investing in "investment securities" (as defined in the 1940 Act) (an "investment fund") (other than by reason of being an employee, officer, partner, member, director or controlling person of the Fund's investment adviser, any investment adviser in a control relationship
with the Fund's investment adviser or any person in a
control relationship with any of the foregoing) or (C) an
entity controlling or controlled by any investment adviser
(other than the Fund's investment adviser or any investment adviser in a control relationship with the Fund's investment adviser or any person in a control relationship
with any of the foregoing) or investment fund;
                  (iv)	An individual nominated or seated as a
Trustee shall not have been charged (unless such charges
were dismissed or the individual was otherwise exonerated)
with a criminal offense involving moral turpitude,
dishonesty or breach of trust, or have been convicted or
have pled guilty or nolo contendere with respect to a
felony under the laws of the United States or any state
thereof;
                  (v)	An individual nominated or seated as a
Trustee shall not be and shall not have been subject to any censure, order, consent decree (including consent decrees in which the respondent has neither admitted nor denied the findings) or adverse final action of any federal, state or foreign governmental or regulatory authority (including self-regulatory organizations), barring or suspending such individual from participation in or association with any investment-related business or restricting such individual's activities with respect to any investment-
related business (collectively, "Prohibited Conduct"),  nor
shall an individual nominated or seated as a Trustee be the subject of any investigation or proceeding that could reasonably be expected to result in an individual nominated
or seated as a Trustee failing to satisfy the requirements
of this paragraph, nor shall any individual nominated or
seated as a Trustee be or have engaged in any conduct which
has resulted in, or could have reasonably been expected or
would reasonably be expected to result in, the SEC
censuring, placing limitations on the activities, functions, or operations of, suspending, or revoking the registration
of any investment adviser under Section 203(e) or (f) of
the Investment Advisers Act of 1940;
                  (vi)	An individual nominated or seated as a
Trustee shall not be and shall not have been the subject of
any of the ineligibility provisions contained in Section
9(a) of the 1940 Act that would result in, or could have reasonably been expected or would reasonably be expected to result in such individual or a company of which such individual is an affiliated person (as defined in Section
2(a)(3) of the 1940 Act) being ineligible, in the absence
of an exemptive order under Section 9(c) of the 1940 Act,
to serve or act in the capacity of employee, officer,
director, member of an advisory board, investment adviser,
or depositor of any registered investment company, or
principal underwriter for any registered investment company, registered unit investment trust, or registered face-amount certificate company;
                  (vii)	An individual nominated or seated
as a Trustee shall not be and shall not have been the
subject of any of the ineligibility provisions contained in
Section 9(b) of the 1940 Act that, in the absence of an
exemptive order under Section 9(c) of the 1940 Act, would
permit, or could reasonably have been expected or would reasonably be expected to permit the SEC by order to prohibit, conditionally or unconditionally, either
permanently or for a period of time, such individual from
serving or acting as an employee, officer, director, member
of an advisory board, investment adviser or depositor of,
or principal underwriter for, a registered investment
company or affiliated person (as defined in Section 2(a)(3)
of the 1940 Act) of such investment adviser, depositor, or
principal underwriter;
                  (viii)	An individual nominated or seated
as an Independent Trustee shall  not be an "interested
person," as defined under Section 2(a)(19) of the 1940 Act,
of the Fund;
                  (ix)	An individual nominated or seated as a
Trustee shall not be the beneficial owner of, or be a
person party to an agreement, arrangement, understanding or practice for sharing information or decisions concerning shareholder actions or the acquisition, disposition or voting of Shares, who in the aggregate are the beneficial
owners of 5% or more of the outstanding shares of any class
of Shares of the Fund (each such person other than the
Fund's investment adviser, any investment adviser in a
control relationship with the Fund's investment adviser or
any person in a control relationship with any of the
foregoing, a "5% Holder") and shall not have a Disclosure Relationship with a 5% Holder;
                  (x)	An individual nominated or seated as a
Trustee shall not, and any immediate family member of such nominee shall not, be employed or have been employed within the last two full calendar years and current year by, or
have, or have had within the last two full calendar years
and current year any material commercial or professional relationship with, any 5% Holder or any person who controls, is controlled by, is under common control with or acts in
concert with any 5% Holder;
                  (xi)	An individual nominated or seated as a
Trustee shall not, and any immediate family member of such nominee shall not, have accepted directly or indirectly, during the calendar year of the election for which such individual is nominated or seated or during the immediately preceding calendar year, any consulting, advisory, or other compensatory fee from any 5% Holder or from any person who controls, is controlled by, is under common control with or acts in concert with any 5% Holder;
                  (xii)	An individual nominated or seated
as a Trustee shall not, and any immediate family member of
such nominee shall not, be an officer, director, general
partner or managing member (or person performing similar functions) of any 5% Holder or of any person who controls, is controlled by, is under common control with or acting in concert with a 5% Holder;
                  (xiii)	An individual nominated or seated
as a Trustee shall not, and any immediate family member of
such nominee shall not, be employed or have been employed
within the last two full calendar years and the current
year by any investment fund or any company or companies controlled by one or more investment funds which in the aggregate beneficially own (A) more than three percent (3%)
of the outstanding voting Shares of the Fund, (B)
securities issued by the Fund having an aggregate value in
excess of five percent (5%) of the total assets of such investment fund and any company or companies controlled by such investment fund, (C) securities issued by the Fund and
by all other investment funds having an aggregate value in
excess of ten percent (10%) of the total assets of the
investment company making such investment and any company
or companies controlled by the investment fund making such investment, or (D) together with other investment funds having the same investment adviser and companies controlled
by such investment funds, more than ten percent (10%) of
the total outstanding Shares of the Fund (an investment
fund making such investment(s) and any company or companies controlled by it in the aggregate owning securities in excess of the amounts set forth in (A), (B), (C) or (D),
but excluding any investment fund managed by the Fund's investment adviser or an investment adviser in a control relationship with the Fund's investment adviser, being referred to as a "12(d) Holder"), or by any person who
controls, is controlled by, under common control with or
acts in concert with a 12(d) Holder;
                  (xiv)	An individual nominated or seated
as a Trustee shall not, and any immediate family member of
such nominee shall not, have accepted directly or
indirectly, during the calendar year of the election for
which such individual is nominated or seated, or during the immediately preceding calendar year, any consulting, advisory, or other compensatory fee from any 12(d) Holder
or from any person who controls, is controlled by, is under common control with or acts in concert with any 12(d)
Holder;
                  (xv)	An individual nominated or seated as a
Trustee shall not, and any immediate family member of such nominee shall not, be an officer, director, partner or managing member (or person performing similar functions) of
any 12(d) Holder or of any person who controls, is
controlled by, is under common control with or is acting in concert with a 12(d) Holder; and
                  (xvi)	An individual nominated or seated
as a Trustee shall not, and any immediate family member of
such nominee shall not, control or act in concert with any
12(d) Holder or any person who controls, is controlled by,
is under common control with or is acting in concert with a
12(d) Holder.
            Section 2.5	Governance.  The Board of Trustees may
from time to time require all its members (including any individual nominated to serve as a Trustee) to agree in writing as to matters of corporate governance, business ethics and confidentiality while such persons serve as a Trustee, such agreement to be on the terms and in a form determined satisfactory by the Board of Trustees, as amended and supplemented from time to time in the discretion of the Board of Trustees.
ARTICLE III

OFFICERS
            Section 3.1	Officers of the Fund.  The officers of
the Fund shall consist of a President, a Secretary, a Treasurer, a Chief Compliance Officer and such other officers or assistant officers as may be elected or authorized by the Trustees. Any two or more of the offices may be held by the same person. No officer of the Fund need be a Trustee.
            Section 3.2	Election and Tenure.  At the meeting of
the Board of Trustees at which these By-Laws are adopted, the Trustees shall elect the President, Secretary, Treasurer and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Fund. Such officers shall serve at the pleasure of the Trustees or until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.
            Section 3.3	Removal of Officers.  Any officer may
be removed at any time, with or without cause, by action of a majority of the Trustees or as otherwise required by the 1940 Act. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairman, if any, President, or Secretary, and such resignation shall take effect immediately upon receipt by the Chairman, if any, President, or Secretary, or at a later date according to the terms of such notice in writing.
            Section 3.4	Bonds and Surety.  Any officer may be
required by the Trustees to be bonded for the faithful performance of such officer's duties in such amount and with such sureties as the Trustees may determine.
            Section 3.5	President and Vice Presidents.  The
President shall be the chief executive officer of the Fund and, subject to the control of the Trustees and to matters delegated to service providers, shall have general supervision, direction and control of the business of the Fund and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a corporation. Subject to direction of the Trustees, the President shall have power in the name and on behalf of the Fund to execute any and all loans, documents, contracts, agreements, deeds, mortgages, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the Fund. Subject to any delegation by the
Trustees to service providers, unless otherwise directed by the Trustees, the President shall have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Fund at any meetings of business organizations in which the Fund holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The President shall have such further authorities and duties as the Trustees shall from time to time determine. In the absence or disability of the President, the Vice-Presidents in order of their rank as fixed by the Trustees or, if more than one and not ranked, the Vice-President designated by the Trustees, shall perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the Trustees, and of the President, each Vice-President shall have the power in the name and on behalf of the Fund to execute any and all instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees or by the President.
            Section 3.6	Secretary.  The Secretary shall
maintain the minutes of all meetings of, and record all votes of, shareholders, Trustees and the Executive Committee, if any. The Secretary shall be custodian of the seal of the Fund, if any, and the Secretary (and any other person so authorized by the Trustees) shall affix the seal, or if permitted, facsimile thereof, to any instrument executed by the Fund which would be sealed by a Delaware business corporation executing the same or a similar instrument and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Fund. The Secretary shall also perform any other duties commonly incident to such office in a Delaware business corporation, and shall have such other authorities and duties as the Trustees shall from time to time determine.
            Section 3.7	Treasurer.  Except as otherwise
directed by the Trustees, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Fund, and shall have and exercise under the supervision of the Trustees and of the President all powers and duties normally incident to the office. The Treasurer may endorse for deposit or collection all notes, checks and other instruments payable to the Fund or to its order. The Treasurer shall deposit all funds of the Fund in such depositories as the Trustees shall designate. The Treasurer shall be responsible for such disbursement of the funds of the Fund as may be ordered by the Trustees or the President. The Treasurer shall keep accurate account of the books of the Fund's transactions which shall be the property of the Fund, and which together with all other property of the Fund in the Treasurer's possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Treasurer shall be the principal accounting officer of the Fund and shall also be the principal financial officer of the Fund. The Treasurer shall have such other duties and authorities as the Trustees shall from time to time determine.
            Section 3.8	Chief Compliance Officer.  The Chief
Compliance Officer shall have such duties and authorities as may be required under the 1940 Act. The Chief Compliance Officer shall have such other duties and authorities as the Trustees, acting pursuant to the 1940 Act, shall from time to time determine.
            Section 3.9	Other Officers and Duties.  The
Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Fund.
Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of the office. Each officer, employee and agent of the Fund shall have such other duties and authority as may be conferred upon such person by the Trustees or delegated to such person by the President.
ARTICLE IV

MISCELLANEOUS
            Section 4.1	Depositories.  The funds of the Fund
shall be deposited in such custodians as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including the adviser, administrator or manager), as the
Trustees may from time to time authorize.
            Section 4.2	Resident Agent.  The Fund shall
maintain a resident agent in the State of Delaware, which agent shall initially be The Corporation Trust Company, in the County of New Castle, State of Delaware. The Trustees may designate a successor resident agent, provided, however, that such appointment shall not become effective until written notice thereof is delivered to the office of the Secretary of the State.
            Section 4.3	Signatures.  All contracts and other
instruments shall be executed on behalf of the Fund by its properly authorized officers, agent or agents, as provided in the Declaration or By-Laws or as the Trustees may from time to time by resolution provide.
            Section 4.4	Seal.  The Fund is not required to have
any seal, and the adoption or use of a seal shall be purely ornamental and be of no legal effect. The seal, if any, of the Fund, may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and affixed manually in the same manner and with the same force and effect as if done by a Delaware business corporation. The presence or absence of a seal shall have no effect on the validity, enforceability or binding nature of any document or instrument that is otherwise duly authorized, executed and delivered.
            Section 4.5	Disclosure of Holdings.  The holders of
Shares or other securities of the Fund shall upon demand
disclose to the Trustees in writing such information with
respect to direct and indirect ownership, control over, holding with power to vote or other beneficial ownership of Shares or other securities of the Fund as the Trustees deem necessary or appropriate.
            Section 4.6	Governing Law.  These By-Laws and the
rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the Delaware Statutory Trust Act and the other laws of the State of Delaware to the extent provided in Section 9.6 of the Declaration, although such law shall not be viewed as limiting the powers otherwise granted to the Trustees hereunder and any ambiguity shall be viewed in favor of such powers.
            Section 4.7	Provisions in Conflict with Law or
Regulation.
                  (a)	The provisions of these By-Laws are
severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the
Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these By-Laws; provided, however, that such determination shall not affect any of the remaining provisions of these By-Laws or render invalid or improper any action taken or omitted prior to such determination.
                  (b)	If any provision of these By-Laws shall be
held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of these By-Laws in any jurisdiction.
ARTICLE V

SHARE TRANSFERS
            Section 5.1	Transfer Agents, Registrars and the
Like. As provided in Sections 5.2 and 4.5 of the Declaration, respectively, the Trustees shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares of the various classes and series, if any, of the
Fund as the Trustees shall deem necessary or desirable. In addition, the Trustees shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.
            Section 5.2	Transfer of Shares.  The Shares of the
Fund shall be transferable on the books of the Fund only by the record holder thereof or by its agent thereto duly authorized in writing, upon delivery to the Trustees or a transfer agent of the Fund of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the applicable register of the Fund. Until such record is made, the shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Fund shall be affected by any notice of the proposed
transfer.   Any person becoming entitled to any Shares in
consequence of the death, bankruptcy, or incompetence of any shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such
Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Trust, but until such record is made, the shareholder of record shall be deemed to be the holder of such for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Fund shall be affected by any notice of such death,
bankruptcy or incompetence, or other operation of law.
            Section 5.3	Register of Shares. A register shall be
kept at the Fund or any transfer agent duly appointed by the Trustees under the direction of the Trustees which shall contain the names and addresses of the shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Separate registers shall be established and maintained for each class and each series of each class. Each such register shall be conclusive as to who are the holders of the Shares of the applicable class and series and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of shareholders. No shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him, until he has given his address to a transfer agent or such other officer or agent of the Trustees as shall keep the register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate fees therefore and rules and regulations as to their use.
            Section 5.4	Registered Shareholders.  The Fund may
deem and treat the holder of record of any Shares as the
absolute owner thereof for all purposes and shall not be
required to take any notice of any right or claim of right of any other person.
            Section 5.5	Notices.  Any and all notices to which
any shareholder hereunder may be entitled and any and all communications to any shareholder shall be deemed duly given or made if transmitted by electronic mail or other form of legally permissible electronic transmission, or if mailed, postage prepaid, addressed to any shareholder of record at his last
known address as recorded on the applicable register of the Fund and may be sent together with any such notice or other communication to another shareholder at the same address. To the extent consistent with applicable law, including any regulation or order, or consented to by any shareholder, any such notice or other communication may be given or made in any other manner. Notice directed to a shareholder by electronic mail or other form of legally permissible electronic transmission shall be transmitted to any address at which the shareholder receives electronic mail or other electronic transmissions.
ARTICLE VI
INDEMNIFICATION OF TRUSTEES
            Section 6.1	Mandatory Indemnification.
                  (a)	The Fund shall indemnify the Trustees and
officers of the Fund (each such person being an "indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he may be or may have been involved as a party or
otherwise (other than, except as authorized by the Trustees, as the plaintiff or complainant) or with which he may be or may have been threatened, while acting in any capacity set forth above in this Section 6.1 by reason of his having acted in any such capacity, except with respect to any matter as to which he shall not have acted in good faith in the reasonable belief that his action was in the best interest of the Fund or, in the case of any criminal proceeding, as to which he shall have had reasonable cause to believe that the conduct was unlawful, provided, however, that no indemnitee shall be indemnified hereunder against any liability to any person or any expense of such indemnitee arising by reason of (1) willful misfeasance, (2) bad faith, (3) gross negligence, or (4) reckless disregard of the duties involved in the conduct of his position (the conduct referred to in such clauses (1) through (4) being sometimes referred to herein as "disabling conduct"). Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee was authorized by a majority of the Trustees.
                  (b)	Notwithstanding the foregoing, no
indemnification shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such indemnitee is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (1) a majority vote of a
quorum of those Independent Trustees who are not parties to the proceeding ("Disinterested Non-Party Trustees"), that the indemnitee is entitled to indemnification hereunder, or (2) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion conclude that the indemnitee should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (c) below.
                  (c)	The Fund shall make advance payments in
connection with the expenses of defending any action with
respect to which indemnification might be sought hereunder if the Fund receives a written affirmation by the indemnitee of the indemnitee's good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Fund unless it is subsequently determined that he is entitled to such indemnification and if a majority of the Trustees determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (i) the indemnitee shall provide adequate security for his undertaking, (ii) the Fund shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Non-Party Trustees, or if a
majority vote of such quorum so direct, independent legal
counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the indemnitee ultimately will be found entitled to indemnification.
                  (d)	The rights accruing to any indemnitee under
these provisions shall not exclude any other right to which he may be lawfully entitled.
                  (e)	Notwithstanding the foregoing, subject to
any limitations provided by the 1940 Act, the Declaration and these By-Laws, the Fund shall have the power and authority to indemnify persons providing services to the Fund to the full extent provided by law as if the Fund were a corporation
organized under the Delaware General Corporation Law provided that such indemnification (or contractual provision therefor)
has been approved by a majority of the Trustees.
            Section 6.2	No Duty of Investigation; Notice in
Fund Instruments, etc. No purchaser, lender, transfer agent or other person dealing with the Trustees or with any officer, employee or agent of the Fund shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be
liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Share, other security of the Trust, and every other act or thing whatsoever executed in connection with the Fund shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under these By-Laws or in their capacity as officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Fund Property, its shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible liability, and such other insurance as the Trustees in their sole judgment shall deem advisable or is required by the 1940 Act.
            Section 6.3	Reliance on Experts, etc. Each Trustee
and officer or employee of the Fund shall, in the performance of its duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the
Fund by any of the Fund's officers or employees or by any
advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Fund, regardless of whether such counsel or other person may also be a Trustee.
            Section 6.4	Amendment, Repeal or Modification. Any
amendment, repeal, or modification of, or adoption of any
provision inconsistent with, this Article VI (or any provision hereof) shall not adversely affect any right to indemnification or advancement of expenses granted to any person pursuant hereto with respect to any act or omission of such person occurring prior to the time of such amendment, repeal, modification, or adoption (regardless of whether the proceeding relating to such acts or omissions is commenced before or after the time of such amendment, repeal, modification, or adoption). Any amendment or modification of, or adoption of any provision inconsistent with, this Article VI (or any provision hereof), that has the effect of positively affecting any right to indemnification or
advancement of expenses granted to any person pursuant hereto, shall not apply retroactively to any person who was not serving as a Trustee or officer of the Fund at the time of such
amendment, modification or adoption.    The provisions of this
Article VI do not deprive any person who was a Covered Person at the time of the adoption of these By-Laws of any benefit provided under the Fund's Amended and Restated By-Laws, effective as of April 10, 2006, as amended and effective as of January 20, 2015, with respect to the time period prior to the adoption of these By-Laws.
ARTICLE VII

AMENDMENT OF BY-LAWS
            Section 7.1	Amendment and Repeal of By-Laws.  In
accordance with Section 4.1(e) of the Declaration, only the Trustees shall have the power to amend or repeal the By-Laws or adopt new By-Laws at any time. Action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Trustees then in office. The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.